Exhibit 99.1
WESTERN GAS PARTNERS ANNOUNCES
SECOND-QUARTER 2009 RESULTS
     HOUSTON, August 11, 2009 — Western Gas Partners, LP (NYSE: WES) today announced second-quarter 2009 financial and operating results.
     Net income available to limited partners for the second quarter of 2009 totaled $17.8 million, or $0.32 per limited partner unit (diluted). The Partnership’s second-quarter Adjusted EBITDA(1) was $24.9 million and distributable cash flow(1) was $22.8 million, resulting in a coverage ratio of 1.30 times for the period.
     “We reported strong performance during the second quarter, primarily as a result of stable throughput and continued progress on cost-reduction initiatives with respect to both operating expenses and capital expenditures,” said Western Gas Partners’ President and Chief Executive Officer Robert Gwin. “In addition, we continue to deliver upon our growth strategy, as evidenced by the recent closing of another acquisition from Anadarko Petroleum Corporation (NYSE: APC) and the recent increase in our quarterly distribution.”
     Total throughput for the second quarter of 2009 averaged 1,060 MMcf/d, essentially flat compared to the prior quarter, and approximately 6 percent below the second quarter of 2008.
     Capital expenditures totaled approximately $5.2 million during the second quarter of 2009. Of this amount, maintenance capital expenditures were approximately $4.5 million, or 18 percent of Adjusted EBITDA.
     The Partnership previously declared a quarterly distribution of $0.31 per unit for the second quarter of 2009, payable on August 14, 2009 to unitholders of record at the close of business on July 31, 2009, representing an approximately 3-percent increase over the prior quarter.
CONFERENCE CALL TOMORROW AT 9 A.M. CDT
     The Partnership will host a conference call on Wednesday, August 12, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss second-quarter results. The dial-in number for the call is 888.679.8038 and the participant code is 56695688. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit

[1]	Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures.

www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
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Western Gas Partners, LP Contact
Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable Cash Flow and Adjusted EBITDA (non-GAAP) to Net Income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable Cash Flow and Adjusted EBITDA provides information useful in assessing the Partnership’s financial condition and results of operations and that Distributable Cash Flow and Adjusted EBITDA are widely accepted financial indicators of a company’s ability to incur and service debt, fund capital expenditures and make distributions. Distributable Cash Flow and Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable Cash Flow and Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable Cash Flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(in thousands)
Reconciliation of Net Income to Distributable Cash Flow

Net Income	$18,124	$15,579	$35,082	$30,700
Add:
Distributions from equity investee	1,459	844	2,570	2,251
Non-cash share-based compensation expense	942	261	1,788	261
Interest expense, net — affiliates (non-cash settled)	—	126	—	1,916
Income tax expense	55	4,168	—	12,635
Depreciation and amortization	8,752	8,204	17,373	15,986
Less:
Equity income, net	1,985	1,959	3,535	2,301
Cash paid for maintenance capital	4,500	3,322	8,727	5,922
Other income	9	27	14	31
Income tax benefit	—	—	435	—

Distributable Cash Flow	$22,838	$23,874	$44,102	$55,495

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA
The Partnership defines Adjusted EBITDA as net income (loss), plus distributions from equity investee, non-cash share-based compensation expense, interest expense, income tax expense and depreciation and impairment, less income from equity investment, interest income, income tax benefit and other income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(in thousands)
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$18,124	$15,579	$35,082	$30,700
Add:
Distributions from equity investee	1,459	844	2,570	2,251
Non-cash share-based compensation expense	942	261	1,788	261
Interest expense, net — affiliates	1,786	166	3,571	1,955
Income tax expense	55	4,168	—	12,635
Depreciation and amortization	8,752	8,204	17,373	15,986
Less:
Equity income, net	1,985	1,959	3,535	2,301
Interest income — affiliate	4,225	2,226	8,450	2,226
Other income	9	27	14	31
Income tax benefit	—	—	435	—

Adjusted EBITDA	$24,899	$25,010	$47,950	$59,230

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands except per-unit amounts)

Revenues
Gathering, processing and transportation of natural gas	$30,759	$31,045	$61,476	$62,350
Natural gas, natural gas liquids and condensate sales	16,431	54,551	34,410	102,485
Equity income and other	2,784	5,013	4,976	7,196

Total Revenues	$49,974	$90,609	$100,862	$172,031

Operating Expenses
Cost of product	$9,489	$47,839	$22,017	$81,567
Operation and maintenance	10,371	12,397	19,607	23,343
General and administrative	3,860	2,792	8,583	4,752
Property and other taxes	1,771	1,717	3,528	3,350
Depreciation and amortization	8,752	8,204	17,373	15,986

Total Operating Expenses	$34,243	$72,949	$71,108	$128,998

Operating Income	$15,731	$17,660	$29,754	$43,033

Interest income (expense), net — affiliates	2,439	2,060	4,879	271
Other income, net	9	27	14	31

Income Before Income Taxes	$18,179	$19,747	$34,647	$43,335

Income tax expense (benefit)	55	4,168	(435)	12,635

Net Income	$18,124	$15,579	$35,082	$30,700

Calculation of Limited Partner Interest in Net Income:

Net income	$18,124	$8,249	$35,082	$8,249
Less general partner interest in net income	362	165	702	165

Limited partner interest in net income	$17,762	$8,084	$34,380	$8,084

Net income per limited partner unit — basic and diluted	$0.32	$0.15	$0.62	$0.15

Limited partner units outstanding — basic and diluted	55,645	53,103	55,637	53,103

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
(in thousands)

Cash and cash equivalents	$39,858	$33,306
Other current assets	7,792	12,073
Note receivable — Anadarko	260,000	260,000
Net property, plant and equipment	510,975	517,815
Goodwill	14,436	14,436
Equity investment	19,412	18,183
Other assets	564	628

Total Assets	$853,037	$856,441

Accounts payable	$4,242	$5,544
Other current liabilities	10,396	10,797
Note payable — Anadarko	175,000	175,000
Other long-term liabilities	9,878	10,146

Total Liabilities	$199,516	$201,487

Common unit partner capital (29,124 and 29,093 units issued and outstanding at June 30, 2009 and December 31, 2008, respectively)	$366,135	$368,049
Subordinated unit partner capital (26,536 units issued and outstanding at June 30, 2009 and December 31, 2008)	276,378	275,917
General partner capital (1,135 units issued and outstanding at June 30, 2009 and December 31, 2008)	11,008	10,988

Total Partners’ Capital	$653,521	$654,954

Total Liabilities and Partners’ Capital	$853,037	$856,441

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2009	2008
	(in thousands)

Cash Flows from Operating Activities
Net income	$35,082	$30,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,373	15,986
Deferred income tax expense (benefit)	(554)	1,614
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(582)	2,211
(Increase) decrease in natural gas imbalance receivable	1,733	(2,814)
Increase (decrease) in accounts payable, accrued expenses and imbalance payable	(327)	964
Change in other items, net	(124)	(2,031)

Net cash provided by operating activities	$52,601	$46,630

Cash Flows from Investing Activities
Loan to Anadarko	$—	$(260,000)
Capital expenditures	(11,718)	(14,376)
Investment in equity affiliate	(263)	(5,654)

Net cash used in investing activities	$(11,981)	$(280,030)

Cash Flows from Financing Activities
Proceeds from issuance of common units	$—	$315,346
Reimbursement of capital expenditures to Anadarko	—	(45,346)
Distributions to unitholders	(34,068)	—
Net distributions to Anadarko	—	(10,812)

Net cash provided by (used in) financing activities	$(34,068)	$259,188

Net Increase in Cash and Cash Equivalents	6,552	25,788

Cash and Cash Equivalents at Beginning of Period	33,306	—

Cash and Cash Equivalents at End of Period	$39,858	$25,788

Western Gas Partners, LP
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Throughput (MMcf/d)
Gathering and transportation	910	981	911	968
Processing	30	29	29	29
Equity investment (1)	120	112	122	107

Total throughput	1,060	1,122	1,062	1,104

Gross margin per Mcf (2)	$0.42	$0.42	$0.41	$0.45

(1)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(2)	Average for period. Calculated as gross margin (total revenues less cost of product) divided by total throughput.